Exhibit 99.1

Ooma Reports Fourth Quarter and Fiscal Year 2016 Financial Results

- Record annual revenue of $88.8 million; up 23% year-over-year

- Annual subscription and services revenue of $73.1 million; up 36% year-over-year

Palo Alto, California – Thursday, March 10, 2016 - Ooma, Inc. (NYSE: OOMA), a leading smart business and home communications company, today released financial results for the fourth quarter and fiscal year ended January 31, 2016.

Fourth Quarter Fiscal 2016 Financial Highlights:

•

Revenue: Total revenue of $24.3 million, up 16% year-over-year. Subscription and services revenue increased 29% year-over-year to $20.6 million, and was 85% of total revenue. Product and other revenue decreased 25% year-over-year to $3.7 million, and was 15% of total revenue.

•

Net Loss: GAAP net loss was $3.2 million, or $0.19 per basic and diluted share, compared to GAAP net loss of $4.1 million, or $1.66 per basic and diluted share, in the fourth quarter of fiscal 2015. Non-GAAP net loss was $1.6 million, or $0.10 per basic and diluted share, compared to non-GAAP net loss of $3.0 million, or $1.21 per basic and diluted share, in the fourth quarter of fiscal 2015.

Fiscal Year 2016 Financial Highlights:

•

Revenue: Total revenue of $88.8 million, up 23% year-over-year. Subscription and services revenue increased 36% to $73.1 million, and was 82% of total revenue. Product and other revenue decreased 14% to $15.7 million, and was 18% of total revenue.

•

Net Loss: GAAP net loss was $14.1 million, or $1.38 per basic and diluted share, compared to GAAP net loss of $6.4 million, or $2.81 per basic and diluted share, in fiscal 2016. Non-GAAP net loss was $8.5 million, or $0.84 per basic and diluted share, compared to non-GAAP net loss of $4.7 million, or $2.07 per basic and diluted share, in fiscal 2015.

For more information about non-GAAP net loss, see the section below titled “Non-GAAP Financial Measures” and the reconciliation from GAAP net loss in this release.

“Fiscal 2016 was a solid year for Ooma. We are particularly pleased with the 36% annual growth in our subscription and services revenue,” said Eric Stang, chief executive officer of Ooma. “We believe the continued growth in our subscriber base demonstrates the strength and quality of our unique hybrid SaaS platform and our strong competitive advantage serving small business, home and mobile customers. Looking to fiscal 2017, we intend to continue to invest in new innovation, grow our subscriber base, and improve our financial performance.”

Recent Business Highlights:

•	Named a gold winner in the Small or Medium Business Product of the Year in Best in Biz Awards for Ooma Office.
•	Ranked among PCMag’s Top Consumer Recommended Companies for 2015
•	Launched picture texting and in-network group messaging on Talkatone App for both iOS and Android platforms.
•	Enabled calling using Amazon Echo and the Alexa Voice Service for Ooma Telo users and offered a free calling trial for all Amazon Echo users
•	Announced integration of Ooma Telo with Apple Watch, Android Wear, Philips Hue, WeMo, LIFX and Dropbox.

Business Outlook:

For the first quarter fiscal 2017, Ooma expects to report:

•	Total revenue between $23.5 million to $24.3 million
•	Non-GAAP net loss in the range of $1.5 million to $1.8 million
•	Non-GAAP net loss per share in the range of $0.09 to $0.11 based on approximately 17 million basic and diluted weighted average common shares outstanding

For the full fiscal year 2017, Ooma expects to report:

•	Total revenue in the range of $102 million to $107 million
•	Non-GAAP net loss in the range of $4.0 million to $5.5 million
•	Non-GAAP net loss per share in the range of $0.23 to $0.31, based on 17.5 million basic and diluted weighted average common shares outstanding

Conference Call Information:

Ooma will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today, March 10, 2016. The news release with the financial results will be accessible from the company’s website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (888) 299-7209, using conference code 7247257. International parties can access the call by dialing +1 (719) 325-2244, using conference code 7247257.

The webcast will be accessible on Ooma’s investor relations website at http://investors.ooma.com for a period of one year. A telephonic replay of the conference call will be available through Thursday March 17, 2016. To access the replay, parties in the United States and Canada should call +1 (888) 203-1112 and enter conference code 7247257. International parties should call +1 (719) 457-0820 and enter conference code 7247257.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net loss, non-GAAP net loss per share, non-GAAP gross profit and gross margin, non-GAAP operating loss, and Adjusted EBITDA. These non-GAAP financial measures exclude non-cash stock-based compensation expense, amortization of intangibles, the change in the fair value of our convertible preferred stock warrants, as well as the write-off of non-cash deferred debt issuance costs, change in fair value of our acquisition-related contingent consideration and income tax benefit. These non-GAAP financial measures are presented to enhance investors’ understanding of the results of Ooma’s core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma’s core operating performance, and are used by the company’s management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company’s performance by facilitating a meaningful comparison of the company’s core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma’s financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Ooma is unable to reconcile the forward-looking projections of non-GAAP net loss and non-GAAP net loss earning per share to GAAP net loss and GAAP net loss per share because the nature and amount of the constituent adjustments cannot be estimated at this time.

Disclosure Information

Ooma uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma’s investor relations website in addition to following Ooma’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. In particular, this press release includes forward looking statements regarding continued growth of our subscriber base, the strength and quality of our SaaS platform, our competitive advantage serving small business, home and mobile customers, and improvement in our financial performance. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management’s good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our inability to attract new customers on a cost-effective basis; our inability to retain customers; intense competition; our reliance on retailers and reseller partnerships to sell our products; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; our limited operating history; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including the risk factors contained in our final prospectus filed with the SEC on July 17, 2015. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma

Founded in 2004, Ooma creates new communications experiences for small businesses and consumers. Its smart platform serves as a communications hub, offering cloud-based telephony and other connected services. Its telephony services combine PureVoice™ HD call quality and innovative features with mobile applications for reliable anytime, anywhere calling. Ooma has been ranked the No. 1 home phone service for overall satisfaction and value for five consecutive years by the leading consumer research publication. Ooma is also partnering with connected device makers to create smarter offices and homes. Ooma is available in stores and online from leading retailers. For more information about Ooma, please visit www.ooma.com.

Ooma, PureVoice and the Ooma logo are trademarks of Ooma, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

CONTACT:

Investor Relations:

Cynthia Hiponia or Erin Rheaume

The Blueshirt Group for Ooma, Inc.

ir@ooma.com

(650) 300-1480

Public Relations:

Brian Jaquet

Ooma, Inc.

Brian.Jaquet@ooma.com

(650) 300-2125

OOMA, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(unaudited)

	January 31,	January 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$27,413	$9,133
Short-term investments	27,991	—
Accounts receivable, net	5,609	4,394
Inventories	5,011	8,081
Deferred inventory costs	2,013	2,248
Prepaid expenses and other current assets	1,468	945
Total current assets	69,505	24,801

Property and equipment, net	4,291	2,893
Intangible assets, net	885	1,278
Goodwill	1,117	1,117
Other assets	738	1,188
Total assets	$76,536	$31,277

Liabilities, convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$4,786	$3,967
Accrued expenses	13,010	10,313
Short-term capital lease and debt	632	1,562
Convertible preferred stock warrant liability	—	474
Deferred revenue	15,036	14,348
Total current liabilities	33,464	30,664

Long-term debt	—	10,398
Convertible preferred stock warrant liability non-current	—	743
Other long-term liabilities	182	980
Total liabilities	33,646	42,785

Convertible preferred stock	—	33,637

Stockholders' equity (deficit):
Common stock	2	—
Additional paid-in capital	107,679	5,611
Accumulated comprehensive loss	17	—
Accumulated deficit	(64,808)	(50,756)
Total stockholders' equity (deficit)	42,890	(45,145)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$76,536	$31,277

OOMA, INC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Year Ended
	January 31,	January 31,	January 31,	January 31,
	2016	2015	2016	2015
Revenue:
Subscription and services	$20,569	$15,924	$73,064	$53,828
Product and other	3,742	4,990	15,711	18,373
Total revenue	24,311	20,914	88,775	72,201

Cost of revenue:
Subscription and services	7,066	5,232	25,715	18,284
Product and other	4,083	5,830	16,150	18,440
Total cost of revenue	11,149	11,062	41,865	36,724
Gross profit	13,162	9,852	46,910	35,477

Operating expenses:
Sales and marketing	8,287	6,758	28,534	22,276
Research and development	5,173	3,694	18,502	12,290
General and administrative	2,895	2,867	12,561	6,650
Total operating expenses	16,355	13,319	59,597	41,216
Loss from operations:	(3,193)	(3,467)	(12,687)	(5,739)
Other income (expense):
Interest income (expense), net	21	(158)	(881)	(323)
Change in fair value of warrants	—	(429)	(442)	(795)
Other expense	(11)	(35)	(42)	(55)
Loss before income taxes:	(3,183)	(4,089)	(14,052)	(6,912)
Income tax benefit	—	—	—	502
Net loss	$(3,183)	$(4,089)	$(14,052)	$(6,410)

Net loss per share of common stock:
Basic and diluted	$(0.19)	$(1.66)	$(1.38)	$(2.81)
Weighted-average number of shares used in per share amounts:
Basic and diluted	16,876,654	2,466,808	10,173,095	2,284,241

OOMA, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amount in thousands)

	Three Months Ended		Year Ended
	January 31,	January 31,	January 31,	January 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(3,183)	$(4,089)	$(14,052)	$(6,410)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	1,928	255	4,653	426
Depreciation and amortization	364	252	1,410	896
Amortization of intangible assets	98	99	393	306
Deferred income taxes	—	—	—	(502)
Non-cash interest expense	—	17	64	57
Write-off of non-cash deferred debt issuance costs	—	—	332	—
Change in fair value of acquisition related contingent consideration	(448)	322	(281)	656
Change in fair value of warrant liability	—	429	442	795
Changes in operating assets and liabilities:
Accounts receivable	638	(294)	(1,215)	(2,095)
Inventories	778	2,832	3,070	(3,206)
Deferred inventory costs	661	329	235	(751)
Prepaid expenses and other assets	61	727	(470)	331
Accounts payable and accrued expenses	96	(1,720)	4,392	1,212
Other long term liabilities	(44)	187	(132)	204
Deferred revenue	(510)	(21)	689	4,014
Net cash provided by (used in) operating activities	439	(675)	(470)	(4,067)
Cash flows from investing activities:
Purchase of short-term investments	(28,078)	—	(28,078)	—
Purchases of property and equipment	(1,767)	(225)	(2,884)	(1,186)
Business acquisition, net of cash assumed	—	—	—	(672)
Net cash used in investing activities	(29,845)	(225)	(30,962)	(1,858)
Cash flows from financing activities:
Proceeds from (costs paid for) initial public offering, net	(282)	(142)	57,021	(142)
Proceeds from Series Beta preferred stock, net	—	—	5,000	—
Repayment of debt and capital leases	(163)	(427)	(11,620)	(1,508)
Proceeds from issuance of debt	—	4,937	—	9,921
Payment of preferred warrant liability	—	—	(584)	—
Payment of acquisition related earn-out	(64)	—	(326)	—
Proceeds from issuance of common stock related to warrants and employee stock benefit plans	43	38	221	423
Net cash (used in) provided by financing activities	(466)	4,406	49,712	8,694
Net (decrease) increase in cash and cash equivalents	(29,872)	3,506	18,280	2,769
Cash and cash equivalents at beginning of period	57,285	5,627	9,133	6,364
Cash and cash equivalents at end of period	$27,413	$9,133	$27,413	$9,133

OOMA, INC

Reconciliation of Non-GAAP Financial Measures

Impact of Non-GAAP Adjustments on Reported Net Loss

(Amounts in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Year Ended
	January 31,	January 31,	January 31,	January 31,
	2016	2015	2016	2015
Revenue	$24,311	$20,914	$88,775	$72,201
Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin:
GAAP Gross Profit	$13,162	$9,852	$46,910	$35,477
Stock-based compensation expense	176	22	437	36
Amortization of intangibles	40	41	163	122
Non-GAAP Gross Profit	$13,378	$9,915	$47,510	$35,635

Gross Margin on a GAAP basis	54%	47%	53%	49%
Gross Margin on a Non-GAAP basis	55%	47%	54%	49%

Reconciliation of Operating Loss on a GAAP Basis to Operating Loss on a Non-GAAP Basis:
GAAP Operating Loss	$(3,193)	$(3,467)	$(12,687)	$(5,739)
Stock-based compensation expense	1,928	255	4,653	426
Amortization of intangibles	98	99	393	306
Change in fair value of acquisition-related contingent consideration	(448)	322	(281)	656
Non-GAAP Operating Loss	$(1,615)	$(2,791)	$(7,922)	$(4,351)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:
GAAP Net Loss	$(3,183)	$(4,089)	$(14,052)	$(6,410)
Stock-based compensation expense	1,928	255	4,653	426
Amortization of intangibles	98	99	393	306
Change in fair value of acquisition-related contingent consideration	(448)	322	(281)	656
Change in fair value of warrant liability	—	429	442	795
Write-off of non-cash deferred debt issuance costs	—	—	332	—
Income tax benefit	—	—	—	(502)
Non-GAAP Net Loss	$(1,605)	$(2,984)	$(8,513)	$(4,729)

Reconciliation of Basic and Diluted Net Loss per Share on a GAAP Basis to Basic and Diluted Net Loss per Share on a Non-GAAP Basis:
Basic and Diluted Net Loss per share on a GAAP basis	$(0.19)	$(1.66)	$(1.38)	$(2.81)
Stock-based compensation expense	0.11	0.10	0.46	0.19
Amortization of intangibles	0.01	0.04	0.04	0.13
Change in fair value of acquisition-related contingent consideration	(0.03)	0.13	(0.03)	0.29
Change in fair value of warrant liability	—	0.18	0.04	0.35
Write-off of non-cash deferred debt issuance costs	—	—	0.03	—
Income tax benefit	—	—	—	(0.22)
Basic and Diluted Net Loss per share on a Non-GAAP basis	$(0.10)	$(1.21)	$(0.84)	$(2.07)

Reconciliation of Net Loss to Adjusted EBITDA:
Net Loss	$(3,183)	$(4,089)	$(14,052)	$(6,410)
Reconciling items:
Interest (income) expense, net	(21)	158	549	323
Write-off of non-cash deferred debt issuance costs	—	—	332	—
Other expense	11	35	42	55
Depreciation and amortization	364	252	1,410	896
Amortization of intangibles	98	99	393	306
Stock - based compensation expense	1,928	255	4,653	426
Income tax benefit	—	—	—	(502)
Change in fair value of warrant liability	—	429	442	795
Change in fair value of acquisition-related contingent consideration	(448)	322	(281)	656
Adjusted EBITDA	$(1,251)	$(2,539)	$(6,512)	$(3,455)